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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:                        May 25, 2001


ADVANTA Mortgage Loan Trust 1998-4A,  1998-4B, 1998-4C
------------------------------------------------------

New York                                 333-52351-02                 88-0360305
                                         333-52351-03                 23-2723382
                                         333-52351-04

c/o Chase Manhattan Mortgage
Attn: H. John Berens
10790 Rancho Bernardo Road
San Diego, CA  92127

(858) 676-3099



Item 5.                                         Other Events

Information relating to the distributions to Certificate holders for the April, 2001 Monthly Period of the Trust in respect of the Mortgage Backed Notes, Series 1998-4, Class A, Class B and Class C (the "Certificates") issued by the Registrant and the performance of the Trust (including distributions of principal and interest, delinquent balances of Home Loans, and the Subordinated amount remaining), together with certain other information relating to the certificates, is contained in the Monthly Report for the Monthly Period provided to certificateholders pursuant to the Pooling and Servicing Agreement (the "Agreement") dated as of November 1, 1998 between ADVANTA Mortgage Corp., USA as Servicer, and Bankers Trust Company, as Trustee.


Item 7.                                         Financial Statements, Exhibits

                          Exhibit No.                                 Exhibit
                          -----------                                 -------

                                             1. Monthly Report for the April
                                                2001 Monthly Period relating to
                                                the Mortgage Backed Notes Series
                                                1998-4, Class A, Class B, and
                                                Class C issued by the ADVANTA
                                                Mortgage Loan Trust 1998-4A,
                                                1998-4B, 1998-4C.


                                  EXHIBIT INDEX

Exhibit
-------

           1. Monthly Report for the April 2001 Monthly Period relating to the Mortgage Backed Notes, Series 1998-4, Class A, Class B, and Class C issued by the ADVANTA Mortgage Loan Trust 1998-4A, 1998-4B, 1998-4C.








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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



ADVANTA Mortgage Loan Trust 1998-4A, 19984-B, 1998-4C.

BY:                       ADVANTA Mortgage Corp., USA




BY:                       /s/ H. John Berens
                          ------------------
                          H. John Berens
                          Senior Vice President
                          Chase Manhattan Mortgage



September 23, 2002

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